UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2016

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On June 16, 2016, Equity Residential (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders were asked to consider and vote upon the proposals described in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”). The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1 – Election of Trustees

All thirteen of the nominees for Trustees were elected to serve for a one-year term which expires at the Company’s 2017 annual meeting of shareholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	For	Withheld
John W. Alexander	321,024,275	7,408,709
Charles L. Atwood	325,241,205	3,191,779
Linda Walker Bynoe	322,034,882	6,398,102
Connie K. Duckworth	327,471,835	961,149
Mary Kay Haben	327,117,533	1,315,451
Bradley A. Keywell	324,784,838	3,648,146
John E. Neal	324,456,697	3,976,287
David J. Neithercut	324,063,355	4,369,629
Mark S. Shapiro	319,163,205	9,269,779
Gerald A. Spector	324,182,326	4,250,658
Stephen E. Sterrett	327,529,046	903,938
B. Joseph White	323,803,370	4,629,614
Samuel Zell	309,997,025	18,435,959

There were 8,389,479 broker non-votes with respect to Proposal 1.

Proposal 2 – Ratification of Independent Auditor for 2016

The appointment of Ernst & Young LLP as the Company’s independent auditor for 2016 was ratified by the shareholders, by the votes set forth below.

For	333,777,452
Against	2,888,718
Abstain	156,293

Proposal 3 – Advisory Approval of Executive Compensation

The shareholders approved, on an advisory basis, the executive compensation in the Proxy Statement, by the votes set forth below.

For	299,028,672
Against	28,731,498
Abstain	672,814
Broker Non-Votes	8,389,479

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 16, 2016	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel